UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
January 3, 2006 (December 30, 2005)
S1 CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24931	58-2395199

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3500 Lenox Road, Suite 200, Atlanta, GA 30326
(Address of Principal Executive Offices, including Zip Code)
(404) 923-3500
(Registrant’s Telephone Number, including Area Code)
(Former Name, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On December 30, 2005 S1 Corporation (the “Company”) completed the sale of the Edify Business Unit, to Intervoice, Inc. for approximately $33.5 million in cash, pursuant to that certain Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.
     The foregoing is qualified by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION

(Registrant)

/s/ Richard P. Dobb

Richard P. Dobb
Vice President, General Counsel and
Secretary
Date: January 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., Intervoice, Inc. and Arrowhead I, Inc.